Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Summer Energy Holdings, Inc. of our report dated March 29, 2018, relating to our audit of the consolidated financial statements of Summer Energy Holdings, Inc. and subsidiaries as of and for the year ended December 31, 2017. We also consent to the reference to our firm under the heading “Experts” in this Registration Statement on Form S-8.

/s/ Whitley Penn LLP

Houston, Texas

September 20, 2018